Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Marchex, Inc. (the “Company”), of our report dated March 29, 2022, relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Seattle, Washington

April 15, 2022